UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2015

WORLD MOTO, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54694	77-0716386
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

131 Thailand Science Park INC-1 #214	N/A
Phahonyothin Road
Klong1, Klong Luang
Pathumthani 12120 Thailand
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 840-8781

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 3 – SECURITES AND TRADING MARKETS

Item 3.02	Unregistered Sales of Equity Securities

On October 13, 2015, World Moto Inc., a Nevada corporation (the “Company”) issued an aggregate of 5,000,000 shares of Series A Preferred Stock, consisting of 4,000,000 shares of Series A Preferred Stock issued to Paul Giles, and 1,000,000 shares of Series A Preferred Stock issued to Chris Ziomkowski as compensation for services rendered to the Company. Each share of Series A Convertible Preferred Stock is convertible into one (1) share of common stock of the Company.

The issuance of shares of Series A Convertible Stock was exempt from registration in reliance upon Regulation S of the Securities Act as the investors are “accredited investors,” as such term is defined in Rule 501(a) under the Securities Act in offshore transactions (as defined in Rule 902 under Regulation S of the Securities Act).

Item 3.03	Material Modification of Rights of Security Holders

On October 13, 2015, we issued an aggregate of 5,000,000 shares of Series A Preferred Stock to Paul Giles and Chris Ziomkowski. Pursuant to the Certificate of Designation dated October 13, 2015, the holders of Series A Preferred Stock are entitled to the number of votes equal to 51% of the total number of votes entitled to be cast on any matters requiring a stockholder vote.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The disclosure set forth in Item 3.02 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Designation of Series A Convertible Preferred Stock

On October 13, 2015, the Board of Directors of the Company approved a Certificate of Designation, included as Exhibit 3.1 hereto, which sets forth the rights, preferences and privileges for a new class of preferred stock of the Company, to be known as Series A Convertible Preferred Stock. The Company is authorized to issue up to 5,000,000 shares of Series A Convertible Preferred Stock. Holders of Series A Convertible Preferred Stock shall be entitled to the number of votes equal to 51% of the total number of votes entitled to be cast on any matters requiring a stockholder vote. The shares of Series A Convertible Preferred Stock are convertible at a one to one ratio into shares of common stock. The holders of Series A Convertible Preferred Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds, on an as-converted basis. However, the current policy of the Board of Directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of Series A Convertible Preferred Stock are entitled to share ratably in all assets that are legally available for distribution after payment in full of any preferential amounts, on an as-converted basis.

The foregoing description of the Certificate of Designation is qualified in its entirety by reference to the full text of the Certificate of Designation, which is attached as Exhibit 3.1 hereto.

SECTION 9- FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Name

Exhibit 3.1	Certificate of Designation Series A Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD MOTO, INC.

Date: October 13, 2015	By:	/s/ Paul Giles
Paul Giles, Chief Executive Officer